UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2019

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 8, 2019, Taronis Technologies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”) to issue and sell an aggregate of 10,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and warrants to purchase an aggregate of up to 8,100,000 shares of Common Stock (the “Warrants”), in an underwritten public offering. The combined price to the public in the offering for each Share and accompanying Warrant to purchase 0.75 shares of Common stock is $1.25. The Shares and the Warrants can only be purchased together but will be issued separately and will be immediately separable upon issuance.

In addition, the Company granted the Underwriter an option to purchase, for a period of 30 days, up to an additional 1,120,000 Shares and/or 840,000 Warrants (the “Option”).

The Company estimates that the net proceeds from the Offering will be approximately $12,571,250, after deducting underwriting discounts and estimated offering expenses and assuming no exercise of the Option. The Company expects the Offering to close on or about February 12, 2019, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our registration statement on Form S-3 (Registration Statement No. 333-207928), previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on June 15, 2016, and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Warrants

Each Warrant will have an exercise price of $1.25 per share, will be exercisable immediately and will expire on the date that is sixty (60) months after the date of issuance. The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. In addition, the exercise price will be subject to adjustment in the event we issue additional Common Stock or securities convertible into Common Stock at a purchase price that is less than the then-current exercise price of the Warrant, subject to certain exceptions. We may also at any time reduce the current exercise price with the prior written consent of the holders of a majority in interest of the Warrants then outstanding.

The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective, or the prospectus contained therein is not available for the issuance of such shares of Common Stock, the holder may exercise the Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Failure to Deliver Shares of Common Stock upon Exercise. If we fail to timely deliver shares of Common Stock upon exercise of any Warrants within the time period specified in the Warrant, then we are obligated to pay to the holder, as liquidated damages, an amount equal to $10 per trading day (increasing to $20 per trading day on the fifth trading day) for each $1,000 of shares of Common Stock for which the Warrants were exercised which are not timely delivered, until the shares are delivered or the holder rescinds such exercise.

Compensation for Buy-In on Failure to Timely Deliver Shares. If we fail to timely deliver shares of Common Stock to a holder upon exercise of any Warrants, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock which the holder anticipated receiving upon such exercise, then we are obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the holder by us as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock that we were required to deliver upon exercise of the Warrants times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Warrants and equivalent number of shares of Common Stocks for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our exercise and delivery obligations.

Pro Rata Distributions. If we declare or make any dividend or distribution of our assets (or rights to acquire our assets) to all (or substantially all) of the holders of our Common Stock, by way of return of capital or otherwise (a “Distribution”), then a holder of Warrants will be entitled to participate in such Distribution to the same extent that the holder would have participated in such Distribution had the holder held the number of shares of Common Stock acquirable upon exercise of the Warrants (without regard to any limitations on exercise). To the extent a holder’s right to participate in any Distribution would result in the holder exceeding the Beneficial Ownership Limitation, the holder will not be entitled to participate in the Distribution to such extent and the relevant portion of the Distribution will be held in abeyance for the benefit of the holder until such time, if ever, as its right to that portion would not result in the holder exceeding the Beneficial Ownership limitation.

Adjustment of Exercise Price. If and whenever we subdivide or combine (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) our outstanding Common Stock into a greater or smaller number of shares, then the exercise price in effect immediately prior to such subdivision will be proportionately reduced or increased, as applicable. Additionally, if and whenever we issue or sell, or are deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for our account, but excluding any “excluded securities” issued or sold or deemed to have been issued or sold) for a consideration per share less than a price equal to the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale then, immediately after such issuance, the exercise price then in effect shall be reduced to an amount equal to the lower price.

Fundamental Transactions. In the case of certain fundamental transactions affecting the Company, a holder of Warrants, upon exercise of such Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of Common Stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Warrants been exercised immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

Rights as a Stockholder. Except as otherwise provided in the Warrant or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

A copy of the form of Warrant is filed as Exhibit 4.1 to this report. The foregoing description of the form of Warrant does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On February 7, 2019, the Company issued a press release announcing the launch of the Offering. On February 7, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of these press releases are filed with this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 8, 2019, between the Company and Maxim Group LLC
4.1	Form of Warrant
99.1	Press Release, dated February 7, 2019
99.2	Press Release, dated February 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2019

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer